FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Sarah Pang, 312/822-6394	James Anderson, 312/822-7757
Brandon Davis, 312/822-5167	Derek Smith, 312/822-6612
Robert Tardella, 312/822-4387
CNA FINANCIAL ANNOUNCES FOURTH QUARTER 2014 RESULTS

•	Q4 NOI OF $0.76 PER SHARE; $0.96 ADJUSTED FOR PENSION SETTLEMENT CHARGE

•	EXCLUDING CHARGE, NOI OF $260 MILLION GENERATING OPERATING ROE OF 8.4%

•	P&C COMBINED RATIO EX CATS AND DEVELOPMENT OF 93.6%; 95.9% FULL YEAR 2014

•	BVPS EX AOCI UP 1% SINCE YEAR-END 2013; 6% INCLUDING DIVIDENDS

•	SPECIAL DIVIDEND OF $2.00 PER SHARE; QUARTERLY DIVIDEND OF $0.25 PER SHARE
CHICAGO, February 9, 2015 --- CNA Financial Corporation (NYSE: CNA) today announced fourth quarter 2014 net operating income of $205 million, or $0.76 per share, and net income of $198 million, or $0.73 per share. Full year 2014 results were net operating income of $849 million, or $3.14 per share, and net income of $691 million, or $2.55 per share. Property & Casualty Operations combined ratio for the fourth quarter and full year was 91.8% and 97.7%, respectively.
CNA Financial declared a special dividend of $2.00 per share and a quarterly dividend of $0.25 per share, payable March 12, 2015 to stockholders of record on February 23, 2015.

	Results for the Three Months Ended December 31 (a)		Results for the Year Ended December 31 (a)
($ millions, except per share data)	2014	2013	2014	2013
Net operating income	$205	$206	$849	$901
Net realized investment gains (losses)	(7)	7	39	14
Income from discontinued operations, net of tax	—	8	(197)	22
Net income	$198	$221	$691	$937

Net operating income per diluted share	$0.76	$0.76	$3.14	$3.33
Net income per diluted share	0.73	0.82	2.55	3.47

	December 31, 2014	December 31, 2013
Book value per share	$47.39	$46.91
Book value per share excluding AOCI	45.91	45.26

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note K in the Condensed Consolidated Financial Statements within the September 30, 2014 Form 10-Q for further discussion of this measure.

Property & Casualty Operations' net operating income was $314 million for the fourth quarter of 2014 as compared with $340 million in the prior year quarter. This decrease was driven by lower net investment income, partially offset by improved current accident year underwriting results and higher favorable net prior year development. Catastrophe losses for the fourth quarter were $7 million after-tax as compared with $15 million after-tax in the prior year quarter.
Net operating results for our non-core segments improved $25 million from the prior year quarter. The net operating results for our Corporate & Other Non-Core segment improved $65 million while the results for our Life & Group Non-Core segment declined $40 million. Corporate & Other Non-Core segment results included a $55 million after-tax lump sum settlement charge in the fourth quarter of 2014 and the prior year period included a $123 million after-tax charge arising from retroactive reinsurance accounting related to the 2010 asbestos and environmental pollution (A&EP) Loss Portfolio Transfer (LPT).
After-tax net investment income decreased to $365 million for the fourth quarter of 2014 as compared with $419 million in the prior year quarter. This decrease was primarily driven by limited partnerships, which produced a rate of return of 2.2% as compared with 5.3% in the prior year quarter.
Full Year 2014 Consolidated Results
Net operating income for the full year 2014 declined $52 million to $849 million from $901 million in the prior year. Property & Casualty Operations' net operating income was $1,010 million in 2014 as compared with $1,185 million in the prior year. This decrease was primarily due to lower net investment income and lower favorable net prior year development, partially offset by improved current accident year underwriting results. Catastrophe impacts for the full year were $102 million after-tax as compared with $111 million after-tax in the prior year. Net operating results for our non-core segments improved $123 million as compared with the prior year, primarily driven by the LPT charge noted above.
After-tax net investment income was $1,473 million for the current year as compared with $1,578 million in the prior year. This decrease was primarily driven by limited partnerships, which produced a rate of return of 9.7% as compared with 18.3% in the prior year.

Property & Casualty Operations
"Our fourth quarter combined ratio of 91.8% was the result of strong underwriting performance across all three newly-defined P&C segments, Commercial, Specialty and International," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "Our continued underwriting progress as well as the sustained financial strength and stability of CNA has given our Board the confidence to declare a special dividend of $2.00 per share.”

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Net written premiums	$1,555	$1,684	$6,536	$6,799
NWP change (% year over year)	(8)%	5%	(4)%	6%
Net operating income	$314	$340	$1,010	$1,185

Loss ratio excluding catastrophes and development	61.4%	61.3%	62.8%	63.8%
Effect of catastrophe impacts	0.6	1.3	2.3	2.6
Effect of development-related items	(2.4)	(0.6)	(0.5)	(1.8)
Loss ratio	59.6%	62.0%	64.6%	64.6%

Combined ratio	91.8%	95.0%	97.7%	97.9%
Combined ratio excluding catastrophes and development	93.6%	94.3%	95.9%	97.1%
As a result of realigned management responsibilities, CNA revised its property and casualty segments in the fourth quarter of 2014 to Specialty, Commercial and International. Results of CNA Europe and Canada that were previously included in the Specialty and Commercial segments are now included in the International segment. There was no change to the Life & Group Non-Core and Corporate & Other Non-Core segments. Prior period segment disclosures have been conformed to the current year presentation. The new segment structure reflects the way management currently reviews results and makes business decisions.

Business Operating Highlights
Specialty

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Net written premiums	$689	$708	$2,839	$2,880
NWP change (% year over year)	(3)%	6%	(1)%	5%
Net operating income	$154	$211	$634	$668

Loss ratio excluding catastrophes and development	60.1%	58.9%	61.7%	63.6%
Effect of catastrophe impacts	—	0.2	0.7	0.7
Effect of development-related items	(2.0)	(10.4)	(5.1)	(7.3)
Loss ratio	58.1%	48.7%	57.3%	57.0%

Combined ratio	88.4%	79.1%	87.6%	87.1%
Combined ratio excluding catastrophes and development	90.4%	89.3%	92.0%	93.7%

•
Net operating income decreased $57 million for the fourth quarter of 2014 as compared with the prior year quarter, primarily due to lower favorable net prior year development and lower net investment income.

•
The combined ratio increased 9.3 points for the fourth quarter of 2014 as compared with the prior year quarter. The loss ratio increased 9.4 points, primarily due to lower favorable net prior year development and a higher current accident year loss ratio. The increase in the current accident year loss ratio was primarily driven by the favorable re-evaluation of the full year 2013 accident year in the fourth quarter of 2013. The full year 2014 current accident year loss ratio improved 1.9 points as compared to the prior year and reflected continued improvement throughout the year.

•
Net written premiums for the fourth quarter of 2014 were down as compared with the prior year quarter. Average rate increased 3% for the policies that renewed in the fourth quarter of 2014 while achieving a retention of 85%.

Commercial

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Net written premiums	$684	$717	$2,817	$2,960
NWP change (% year over year)	(5)%	(3)%	(5)%	(2)%
Net operating income	$132	$91	$307	$448

Loss ratio excluding catastrophes and development	63.0%	65.5%	64.6%	66.1%
Effect of catastrophe impacts	0.6	2.7	4.4	4.4
Effect of development-related items	0.6	13.6	6.3	4.7
Loss ratio	64.2%	81.8%	75.3%	75.2%

Combined ratio	96.8%	114.1%	109.3%	109.5%
Combined ratio excluding catastrophes and development	95.6%	97.8%	98.6%	100.4%

•
Net operating income increased $41 million for the fourth quarter of 2014 as compared with the prior year quarter. This increase was driven by the absence of unfavorable net prior year development and improved current accident year underwriting results, partially offset by lower net investment income.

•
The combined ratio improved 17.3 points for the fourth quarter of 2014 as compared with the prior year quarter. The loss ratio improved 17.6 points, primarily due to the absence of unfavorable net prior year development, a lower level of catastrophes and an improvement of 2.5 points in the non-catastrophe current accident year loss ratio, reflecting our re-evaluation of the full year 2014 current accident year results. The full year 2014 current accident year loss ratio improved 1.5 points as compared to the prior year. Catastrophe losses were $4 million, or 0.6 points of the loss ratio, for the fourth quarter of 2014 as compared with $19 million, or 2.7 points of the loss ratio, for the prior year quarter.

•
Net written premiums decreased $33 million for the fourth quarter of 2014 as compared with the prior year quarter, driven by a decreased level of new business as well as underwriting actions taken in certain business classes, partially offset by continued rate increases. Average rate increased 4% for the policies that renewed in the fourth quarter of 2014 while achieving a retention of 77%.

International

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Net written premiums	$182	$259	$880	$959
NWP change (% year over year)	(30)%	30%	(8)%	N/M %
Net operating income	$28	$38	$69	$69

Loss ratio excluding catastrophes and development	60.3%	55.3%	60.3%	57.2%
Effect of catastrophe impacts	2.2	0.6	1.0	1.5
Effect of development-related items	(13.3)	(12.9)	(7.8)	(5.3)
Loss ratio	49.2%	43.0%	53.5%	53.4%

Combined ratio	86.9%	84.4%	92.4%	93.1%
Combined ratio excluding catastrophes and development	98.0%	96.7%	99.2%	96.9%

•
Net written premiums decreased $77 million for the fourth quarter of 2014 as compared with the prior year quarter. This decrease was primarily driven by the positive impact of a Hardy commutation of a third-party capital provider's 15% share of the 2012 year of account in the fourth quarter of 2013. The Hardy commutation increased 2013 net written premiums by $51 million. Average rate decreased 1% for the policies that renewed in the fourth quarter of 2014 while achieving a retention of 66%.

•
Net operating income decreased $10 million for the fourth quarter of 2014 as compared with the prior year quarter. This decrease was primarily due to lower favorable net prior year premium and loss development.

•
The combined ratio increased 2.5 points for the fourth quarter of 2014 as compared with the prior year quarter. The loss ratio increased 6.2 points, due to the distortive effect of the 2013 commutation premium and a higher current accident year loss ratio. Catastrophe losses were $5 million, or 2.2 points of the loss ratio, for the fourth quarter of 2014 as compared with $2 million, or 0.6 points of the loss ratio, for the prior year quarter. The expense ratio improved 3.7 points, primarily due to decreased acquisition expenses.

Life & Group Non-Core

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Operating revenues	$324	$305	$1,272	$1,217
Total claims, benefits and expenses	411	324	1,492	1,432
Net operating income (loss)	(34)	6	(69)	(74)

•
Net operating results decreased $40 million for the fourth quarter of 2014 as compared with the prior year quarter. This decrease was primarily driven by unfavorable morbidity in our long term care business, partially offset by higher net investment income attributable to a higher invested asset base. Additionally, 2013 results included a $22 million after-tax non-recurring benefit.

Corporate & Other Non-Core

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Operating revenues	$7	$9	$29	$39
Total claims, benefits and expenses	125	229	175	367
Net operating loss	(75)	(140)	(92)	(210)

Net Operating Income (Loss)

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Specialty	$154	$211	$634	$668
Commercial	132	91	307	448
International	28	38	69	69
Total P&C Operations	314	340	1,010	1,185
Life & Group Non-Core	(34)	6	(69)	(74)
Corporate & Other Non-Core	(75)	(140)	(92)	(210)
Total	$205	$206	$849	$901
Net Income (Loss)

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Specialty	$158	$210	$644	$665
Commercial	136	86	317	438
International	28	37	69	72
Total P&C Operations	322	333	1,030	1,175
Life & Group Non-Core	(55)	20	(62)	(56)
Corporate & Other Non-Core	(69)	(140)	(80)	(204)
Discontinued Operations	—	8	(197)	22
Total	$198	$221	$691	$937
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Specialty	$1,415	$1,319	$5,608	$5,134
Commercial	714	751	2,959	3,188
International	205	231	991	1,033
Total P&C Operations	$2,334	$2,301	$9,558	$9,355
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended December 31		Results for the Year Ended December 31
($ millions)	2014	2013	2014	2013
Specialty	$689	$708	$2,839	$2,880
Commercial	684	717	2,817	2,960
International	182	259	880	959
Total P&C Operations	$1,555	$1,684	$6,536	$6,799

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 359-3610, or for international callers, (719) 457-2615. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through February 16, 2015 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 2219361. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages in Canada, the United Kingdom and Continental Europe as well as globally through its operations at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and A&EP.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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